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                                                                    EXHIBIT 10.4
                            SUBLEASE AGREEMENT


    This sublease agreement is made and executed effective October 10, 1995, by and between HI-TECH PROPERTIES, INC., a corporation organized and existing under the laws of the State of Georgia, with its principal office in the County of Ware, State of Georgia,referred to as "Sublessor," and
GENERAL MANUFACTURES HOUSING,  INC.,   a corporation organized and
existing under the laws of the State of Georgia, with its principal office at 2255 Industrial Boulevard, City of Waycross, County of Ware, State of Georgia, referred to as "Sublessee. "

                                  RECITALS

    The parties recite and declare:

    A. Sublessor entered into a Lease Agreement with Waycross and Ware County Development Authority (the "Lessor") dated October 10, 1995, a copy of which is attached hereto as Exhibit "A" (the "Master Lease Agreement"), for certain unimproved real estate (the "Premises") located in the County of Ware, State of Georgia, being more particularly described in the Master Lease Agreement.

    B. Sublessor desires to sublease the Premises to Sublessee and Sublessee desires to sublease the Premises from Sublessor subject to the terms and provisions of this Sublease Agreement.

    In consideration of the above recitals, the terms and covenants of this Sublease Agreement, and other valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

                               SECTION ONE
                                  GRANT

    Sublessor hereby subleases the Premises to Sublessee and Sublessee hereby leases the Premises subject to the terms and conditions of this Sublease Agreement.


                               SECTION TWO
                     PROVISIONS CONSTITUTING SUBLEASE

    A. This Sublease Agreement is subject to all of the terms and conditions of the Master Lease Agreement, except as set forth in this Sublease Agreement.

    B. Sublessee hereby assumes all the obligations of the Sublessor under the Master Lease Agreement and Sublessor hereby grants to the Sublessee all of the rights and privileges under the Master Lease
Agreement.

    C. Neither Sublessor nor Sublessee shall commit or permit to be committed on the Premises any act or omission that shall violate any term or condition of the Master Lease Agreement or breach the terms of the Master Lease Agreement or cause the Master Lease Agreement to be terminated.

    D. Sublessee shall indemnify and hold Sublessor harmless against any and all claims, liability, loss or damage on account of any loss, injury, death or damage to persons or property which at any time may be
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suffered or sustained by Sublessor or by any person who may at any time be using or occupying or visiting the Premises, including, but not limited to, any claim, liability, loss or damage incurred by Sublessor resulting from the violation by Sublessee of any state, federal or local environmental law, rule, order or regulation, and also including any claim, liability, loss or damage which arises out of Sublessor's obligation to indemnify Lessor under the provisions of Section Nine of the Master Lease Agreement.

                               SECTION THREE
                            TERM AND POSSESSION

    A. The term of this Sublease Agreement shall commence on October 10, 1995, and shall terminate on the earlier of (1) October 9, 2005, or
(2) the date of termination of the Master Lease Agreement.

    B. Sublessee shall be given possession of the Premises effective October 10, 1995.

    C. The termination of this Sublease Agreement shall not affect or impair any right of the Sublessor arising prior to or as a result of such termination, or relieve Sublessee of any obligations under this Sublease Agreement arising out of acts which occurred prior to such termination, including but not limited to the obligations of Sublessee under the indemnification provisions of Section Two.D.

                                SECTION FOUR
                                    RENT

    Sublessee shall pay the following amounts to Lessor under the Master Lease Agreement as rent for the Premises:

         (a) the sum of One Dollar ($1.00) per year during the term of this Sublease Agreement; and

         (b) the amount calculated by reference to the ad valorem tax amount as set forth in Section Two.B. of the Master Lease Agreement.

Such amount shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

                                SECTION FIVE
                                    USE

    The Premises shall be used by Sublessee in connection with the manufacture of manufactured housing by Sublessee and all purposes authorized under the Master Lease Agreement.

                                SECTION SIX
                         CONDITION OF THE PREMISES

    Sublessee accepts the Premises in their condition as of the date of this Sublease Agreement and shall deliver them to Sublessor in the same condition, normal wear and tear excepted, at the expiration of this Sublease Agreement.

                               SECTION SEVEN
                       REPRESENTATIONS OR WARRANTIES

    Sublessee acknowledges that neither Sublessor nor Sublessor's agents
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have made any representations or warranties as to the suitability of the
Premises for the conduct of Sublessee's business.

                               SECTION EIGHT
                                 INSURANCE

    Sublessee shall acquire and keep in force comprehensive general liability insurance, including contractual liability insurance, covering this Sublease Agreement or any liability arising out of Sublessor's interest as sublessor of the Premises or Sublessee's use, occupancy or maintenance of the Premises and all areas appurtenant to the Premises, in such amounts and limits as may be mutually agreed upon between the parties. Sublessee shall name Sublessor as an additional insured under such insurance policy and shall provide a certificate of insurance or an authenticated duplicate of its policy to Sublessor on request.

                                SECTION NINE
                        EFFECT OF PARTIAL INVALIDITY

    The invalidity of any part of this Sublease Agreement will not and shall not be deemed to affect the validity of any other part. In the event that any provision of this Sublease Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

                                SECTION TEN
                             PARAGRAPH HEADINGS

    The titles to the paragraphs of this Sublease Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify or aid in the interpretation of the provisions of this Sublease Agreement.

                               SECTION ELEVEN
                                  NOTICES

    A. All notices, demands or other writings in this Sublease Agreement provided to be given or made or sent, or which may be given or made or sent by either party to the other, shall be deemed to have been fully given or made or sent when made in writing and deposited in the United States mail, registered and postage prepaid, and addressed as follows:

    TO SUBLESSOR:  HI-TECH PROPERTIES, INC.
                   2255 INDUSTRIAL BOULEVARD
                   WAYCROSS, GEORGIA  31503

    TO SUBLESSEE:  GENERAL MANUFACTURED HOUSING, INC.
                   2255 INDUSTRIAL BOULEVARD
                   WAYCROSS, GEORGIA  31503

     B. The address to which any notice, demand or other writing may be given or made or sent to any party as above-provided may be changed by written notice given by the party as above provided.

                               SECTION TWELVE
                               NONDISTURBANCE

    This Sublease Agreement shall not be effective until the Lessor under
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the Master Lease Agreement has given its written consent to the terms and conditions of this Sublease Agreement.

                              SECTION THIRTEEN
                               GOVERNING LAW

    It is agreed that this Sublease Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia.

                              SECTION FOURTEEN
                              ENTIRE AGREEMENT

    This Sublease Agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this Sublease Agreement shall not be binding upon either party except to the extent incorporated in this Sublease Agreement.

                              SECTION FIFTEEN
                    MODIFICATION OF AGREEMENT; SUBLEASE

    Any modification of this Sublease Agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party. This Sublease Agreement and the rights and obligations of the Sublessee hereunder may not be assigned or sublet by the Sublessee without the prior written consent of the Sublessor. No assignment or sublet shall in any way relieve Sublessee of any obligation under this Sublease Agreement, including, but not limited to, the indemnification provisions of Section Two.D.

                              SECTION SIXTEEN
                                COUNTERPARTS

    This Sublease Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
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     In witness whereof, each party to this Sublease Agreement has caused it to be executed at Waycross, Georgia, effective on the date indicated above.


Signed, sealed and delivered          HI-TECH PROPERTIES, INC.
in the presence of:


 s/ L. Kinder Cannon III              BY:     s/ Drew E. Scott
WITNESS                                   TITLE:  Drew E. Scott, President



 s/ Shelby Jean Griffin               ATTEST:  s/ Shelby Griffin
NOTARY PUBLIC
(SEAL)
MY COMMISSION EXPIRES: Nov.17,1997    BY:     s/  Shelby Griffin
                                         TITLE: Shelby Griffin, Sec/Treasurer
Stamped
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Signed, sealed and delivered          GENERAL MANUFACTURED HOUSING, INC.
in the presence of:


 s/ L. Kinder Cannon III              BY:  s/SamuelP.  Scott
WITNESS                                 TITLE:  Samuel P. Scott, Chairman


 s/ Shelby Jean Griffin               ATTEST:
NOTARY PUBLIC
(SEAL)
MY COMMISSION EXPIRES: Nov. 17, 1997  BY:     s/ J. Wayne Roberts
Stamped                                  TITLE:  J. Wayne Roberts,
                                                 Sec/Treasurer